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                                                                    Exhibit 10.7

IBM Credit Corporation                              White Plains, New York 10604



                             ASSUMPTION AGREEMENT


     Agreement made this 30th day of September, 1997 by and among Western Micro Technology, Inc., a Delaware corporation ("Buyer"), Star Management Services, Inc., a Texas corporation ("Seller"), Star Data Systems, Inc., a Texas corporation ("Star Data") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").


     WHEREAS, Buyer has purchased or acquired certain assets from Seller; and

     WHEREAS, Star Data, a subsidiary of Seller, is among the assets purchased or acquired by Buyer; and

     WHEREAS, IBM Credit has agreed to provide financing to Buyer to enable Buyer to purchase Seller and Star Data, (the "Acquisition Loan"); and

     WHEREAS, IBM Credit has a security agreement with Buyer's predecessor in interest, Western Micro Technology, Inc., a California corporation ("Western"), financing certain obligations as set forth in an Inventory and Working Financing Agreement dated December 31, 1996 (the "Western IWCF") and other documents; and

     WHEREAS, IBM Credit has a security agreement with Star Data, financing certain obligations as set forth in an Inventory and Working Financing Agreement dated July 18, 1996 (the "Star Data IWCF") and other documents; and

     WHEREAS, on or about August 1, 1997, Western reincorporated in the state of Delaware; and

     WHEREAS, Buyer wishes to assume the obligations of Seller and Star Data due to IBM Credit under the Star Data IWCF and to assume the obligations of Western to IBM Credit under the Western IWCF as amended by Amendment #4 (such Amendment #4 to be executed concurrently with this Agreement), and IBM Credit is willing to permit such assumption under certain conditions.

     NOW, THEREFORE, in consideration of IBM Credit's willingness to agree to such assumption, the parties agree as follows:

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1.   Star Data hereby transfers, grants, assigns and conveys to Buyer, for good and valuable consideration, all of Star Data's rights and interests in, to and under the Star Data IWCF, and all other agreements between Star Data and IBM Credit relating thereto.

2. Buyer hereby accepts the within assignment and further assumes all the obligations of Western under the Western IWCF (as amended), and further assumes the full observance and performance of each and every term, covenant and condition of the Western IWCF (as amended).

3. Buyer assumes the payment obligations of Seller and Star Data to IBM Credit under the Star Data IWCF and any other obligation under the Star Data IWCF that IBM Credit reasonably deems necessary to perfect and maintain perfection of IBM Credits security interests in the Collateral (as defined in the Star Data IWCF) and to consummate the transactions under the Star Data IWCF. Buyer agrees to pay IBM Credit the principal balance owing IBM Credit from Star Data, as more fully set forth in paragraph 4, in accordance with the terms of the Star Data IWCF.

4. The parties affirm that the indebtedness owed to IBM Credit by Star Data as of September 30,1997 under the Star Data IWCF is $24,127,841.53 plus accrued interest and any indebtedness to IBM Credit arising from orders approved by IBM Credit and placed by Star Data prior to the date on which this Agreement is executed, and subject to their rights under the Star Data IWCF, Buyer, Seller and Star Data waive all defenses, claims or setoffs that they may have against IBM Credit concerning that amount.

5. Buyer recognizes and agrees that IBM Credit has and shall have a purchase money security interest in certain of the inventory and equipment purchased and also a security interest in all inventory, equipment, accounts receivable, chattel paper, general intangibles and all other assets purchased from Star Data.

6. The parties realize that this Agreement in no way alters the contractual obligations of Seller and Star Data to IBM Credit, however, they realize that the liability of Seller and Star Data to IBM Credit may be reduced as the obligations to IBM Credit arising from its financing of Star Data shall be reduced, but only so far as is provided by the laws of the relevant jurisdiction.

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7.   Buyer shall be responsible for any additional charges, costs, fees, expenses and advances that may hereafter be due to IBM Credit pursuant to the purchased business.

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed as of the date above written.

WESTERN MICRO TECHNOLOGY, INC.

By    /s/ James W. Dorst
    -------------------------------

Print Name    James W. Dorst
            -----------------------

Title    Chief Financial Officer
       ----------------------------


STAR MANAGEMENT SYSTEMS, INC.                STAR DATA SYSTEMS, INC.

By    /s/ James W. Dorst                     By    /s/ James W. Dorst
    -------------------------------              -------------------------------

Print Name    James W. Dorst                 Print Name    James W. Dorst
            -----------------------                      -----------------------

Title    Chief Financial Officer             Title    Chief Financial Officer
       ----------------------------                 ----------------------------


IBM CREDIT CORPORATION

By    /s/ Tracey M. Wyatt
    -------------------------------

Print Name    Tracey M. Wyatt
            -----------------------

Title    Remarketer Loan Manager
       ----------------------------

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